Exhibit 10.1

DRONE AVIATION HOLDING CORP.

STRATEGIC ADVISORY BOARD CHARTER

As of August 27, 2014

A.         PURPOSE AND SCOPE

The primary function of the Strategic Advisory Board (the “SAB”) of Drone Aviation Holding Corp. (the “Company”) is to assist and provide advice to the Board of Directors (the “Board”) and the Company’s management, as requested by the Board or management from time to time, regarding the implementation and review of the Company’s corporate strategic plan (the “Strategic Plan”), as well as general strategic planning from time to time.  The SAB will advise and review the strategic initiatives of the Company with respect to: the implementation and then annual update of the long term business/strategic plan and matters of particular strategic importance to the Company.

B.         COMPOSITION AND MEETINGS

The SAB shall be comprised at all times of a minimum of two members.  The members of the SAB, including the Chairperson of the SAB, shall be appointed by the Board and may be removed from the SAB at any time by the Board, in its sole and absolute discretion, with or without cause.  The members of the SAB shall be selected by the Board for their specialized expertise in areas of strategic importance to the Company.  The SAB will have at least two regularly scheduled meetings each year either in person or telephonically, and at such times and places as the SAB shall determine, but may meet as often as may be deemed necessary or appropriate in its judgment.  The SAB may ask members of the Board or management or others to attend meetings and provide pertinent information as necessary.  The SAB shall report to the Board, as requested or as the SAB deems necessary, on a regular basis but not less frequently than annually. Minutes of each meeting shall be prepared by the Secretary of the Company or such other person designated by the SAB Chairman as acting secretary and, when approved, shall be distributed to all Board members.

C.         RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the SAB shall meet with executive management, other employees of the Company and consultants hired by the Company, as necessary, to provide strategic interaction and input that is useful and or appropriate in furtherance of the SAB’s purpose.  The SAB shall, upon the request of the Board or management from time to time, provide advice and assistance with regard to:

1.         The implementation of the Company’s Strategic Plan and any revisions or amendments thereto;

2.         The Company’s long-term strategy, which may include goals for future years and evaluations of evolving and emerging technologies and changes in products and services in the markets the Company serves;

3.         Evaluating material acquisitions and similar transactions and other potential growth and expansion opportunities for the Company;

4.         Strategic issues or opportunities material to the Company outside of the scope of the Company’s traditional business operations;

5.         Strategic introductions to potential customers, clients, suppliers, distributors, maufacturers, acquisition candidates and others potentially advantageous to the Company’s strategic goals; and

6.         Strategic matters identified by the executive management or Board of the Company.

Presentations to the Board on SAB recommendations will be as and when required, but at least annually for the long-term business/strategic plan.  The SAB’s role shall be purely advisory and the ultimate responsibility for the management of the Company’s business and affairs shall rest with the Board.  The Board shall have no obligation to adopt, or otherwise be bound to act upon, any recommendation of the SAB but shall, in its sole and absolute discretion, have the ability to take the SAB’s recommendations under advisement.

The SAB, with Board approval, shall take such other actions as it deems appropriate to further its purpose.

D.         COMPENSATION

The members of the SAB shall receive such compensation for their services in such capacities as the Board, in its sole and absolute discretion, shall deem proper.

As of August 27, 2014, the SAB is comprised of  Dr. Phillip Frost (Chairman) and  Steve Rubin.